UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 17, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 17, 2015, SFX Entertainment, Inc. (the “Company”) entered into a series of transactions designed to secure capital for new initiatives and operating and working capital needs, including (i) the assignment of its existing $30 million revolving credit facility to affiliates of GoldenTree Asset Management LP, and the entry into certain amendments to the related credit agreement, (ii) the sale of $30 million of new Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to an affiliate of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and (iii) the issuance of $30 million of new Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), to an institutional investor, in each as case as summarized in greater detail below.  The shares of Series A Preferred Stock and Series B Preferred Stock are subordinate in all respects to the Company’s 9.625% notes due in 2019 and the revolving credit facility.

Amendment and Restatement Agreement

On September 17, 2015, the Company and certain of its subsidiary guarantors entered into an Amendment and Restatement Agreement (the “Amendment”) with Barclays Bank PLC, as administrative agent, and the lenders party thereto, in respect of the Company’s Credit Agreement, dated February 7, 2014, as amended (the “Credit Agreement”).  Among other things, the Amendment modifies the Credit Agreement by (i) reinstating a maximum total leverage ratio and a minimum interest coverage ratio financial covenant, (ii) increasing the applicable margins for base rate loans and Eurodollar loans to 9.00% per annum and 10.00% per annum, respectively, and instituting a 1.00% LIBOR floor, (iii) eliminating or restricting certain exceptions to the negative covenants and (iv) extending the maturity date of the Credit Agreement from February 7, 2017 to September 17, 2017.  Pursuant to the Amendment, prepayments of loans automatically reduce the commitments under the Credit Agreement.   In addition, as previously disclosed, in connection with a previous amendment to the Credit Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Sillerman Investment Company III LLC (“SIC”), an entity controlled by Mr. Sillerman, pursuant to which SIC committed to cash collateralize any credit extensions under the Credit Agreement in an aggregate amount of up to $31.5 million for a period of one year.  In connection with the Amendment, the cash collateral was released and the Commitment Letter was terminated.

The foregoing description of the Amendment in this Current Report on Form 8-K (this “Current Report”) does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2015, which the Company intends to file in November 2015.

Series A Subscription Agreement; Series A Preferred Stock

On September 17, 2015, the Company entered into a Subscription Agreement with SIC (the “Series A Subscription Agreement”) pursuant to which SIC agreed to purchase from the Company an aggregate of 300 shares (the “Series A Preferred Shares”) of the Company’s new Series A Preferred Stock for an aggregate purchase price of $30.0 million, at a price of $100,000 per share.  Pursuant to the Series A Subscription Agreement, SIC purchased $15.0 million of Series A Preferred Stock on September 17, 2015 and is obligated to purchase an additional $2.5 million of Series A Preferred Stock on six subsequent closings to be held every fifth day following the initial closing.  The Series A Subscription Agreement contains customary representations, warranties and covenants from the Company and SIC relating to the transaction.

Dividends. Dividends on the Series A Preferred Stock accrue at the rate of 29.5% per annum on the sum of the liquidation value, which is $100,000 per share of Series A Preferred Stock (the “Liquidation Value”), plus accrued and accumulated dividends, until the aggregate Liquidation Value of and accrued and accumulated dividends on the outstanding shares of Series A Preferred Stock is equal to $53.0 million.  Thereafter, dividends on the Series A Preferred Stock accrue at the rate of 9.0% per annum and are payable in cash or, with the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain limitations set forth in the Certificate of Designations, Rights and Preferences of the Series A Preferred Stock (the “Series A Certificate of Designation”).

Voting Rights. The holders of the Series A Preferred Stock have no voting rights other than voting rights prescribed by law.

Liquidation Preference. In connection with a liquidation event (as further described in the Series A Certificate of Designation), any payment due on the Series A Preferred Stock must be made payable prior to, and in preference of, any junior securities of the Company, including the Common Stock.

Change of Control. The Company may not enter into, consummate, approve or recommend any proposed transaction (or any agreement with respect thereto) that results or would result in a Change of Control (as defined in the Series A Certificate of Designation) unless (i) either (x) such transaction is approved by a vote, or by consent, of the holders of a majority of the outstanding shares of Series A Preferred Stock, or (y) the acquiror in such Change of Control agrees to purchase each share of Series A Preferred Stock then outstanding for cash at the Liquidation Value of each such share of Series A Preferred Stock, plus all unpaid accrued and accumulated dividends on such share (whether or not declared) and (ii) any such Change of Control is conditioned upon the consummation of such purchase by such acquiror and such purchase must occur simultaneously with the consummation of the Change of Control transaction.

Ranking.  With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock rank senior to all junior securities, including Common Stock, and junior to the Series B Preferred Stock (as defined below).

The issuance of the Series A Preferred Stock was approved by the previously established special committee of independent directors of the Company.

The foregoing descriptions of the Series A Subscription Agreement and the Series A Certificate of Designation in this Current Report do not purport to be complete and are qualified in their entirety by reference to the Series A Subscription Agreement and the Series A Certificate of Designation, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report and incorporated herein by reference.

Voting and Support Agreement

Concurrently with the execution and delivery of the Series A Subscription Agreement, Mr. Sillerman, SIC, and ESFX LLC (“ESFX”), an affiliate of Mr. Sillerman, entered into a Voting and Support Agreement with the Company on September 17, 2015, and subsequently entered into an amendment to the agreement on September 22, 2015 (as amended, the “Voting Agreement”). As of September 17, 2015, Mr. Sillerman, SIC and ESFX (collectively, the “Stockholders”) have beneficial ownership of approximately 37.8% of the Company’s total issued and outstanding shares of Common Stock.  Pursuant to the Voting Agreement, the Stockholders have agreed to vote all shares of Common Stock owned by them in favor of (i) the adoption of a definitive agreement (a “Definitive Agreement”) for a transaction involving the sale of the Company that is recommended by the special committee of the board of directors of the Company (the “Board”) charged with managing the sales process (a “Recommended Transaction”) and (ii) the approval of the transactions contemplated by such Definitive Agreement and against any other action or agreement that (1) would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholders under the Voting Agreement, (2) could reasonably be expected to result in any of the conditions to the consummation of the Recommended Transaction under the Definitive Agreement not being fulfilled or (3) is intended or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Recommended Transaction and the other transactions contemplated by the Definitive Agreement.

The Voting Agreement will terminate on December 31, 2015 unless otherwise agreed to by the parties, except that if the Company enters into a Definitive Agreement for a Recommended Transaction prior to such date, the obligation of the Stockholders to vote in favor of such Recommended Transaction will remain in effect until the earlier of (1) the consummation of the Recommended Transaction and (2) the six month anniversary of the execution of the Definitive Agreement relating to the Recommended Transaction.

The foregoing description of the Voting Agreement in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement and Amendment No. 1 to Voting and Support Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report and incorporated herein by reference.

Series B Purchase Agreement; Series B Convertible Preferred Stock

On September 17, 2015 (the “Series B Issuance Date”), the Company entered into a Securities Purchase Agreement (the “Series B Purchase Agreement”) with funds managed by Allianz Global Investors U.S. LLC (the “Series B Purchasers”) pursuant to which the Series B Purchasers purchased from the Company an aggregate of 30,000 shares (the “Series B Preferred Shares” and, together with the Series A Preferred Shares, the “Preferred Shares”) of new Series B Preferred Stock for an aggregate purchase price of $30.0 million, at a price of $1,000 per share (the “Series B Original Issue Price”). Pursuant to the Series B Purchase Agreement, among other things, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Series B Preferred Shares not later than 90 days after the Series B Issuance Date and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC not later than 150 days after the Series B Issuance Date, subject to certain exceptions set forth therein.  The Series B Purchase Agreement also contains customary representations, warranties and covenants from the Company and the Series B Purchasers relating to the transaction.

Dividends.  Cumulative dividends on the Series B Preferred Stock accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, at the rate of 9% per annum on the sum of the Series B Original Issue Price thereof plus all unpaid accrued and accumulated dividends thereon.  All accrued dividends on any share of Series B Preferred Stock will be paid in cash out of funds legally available, or, with the consent of the holders of a majority of the Series B Preferred Stock, in shares of Common Stock with a value equal to the dividends then due therefor or upon a liquidation of the Series B Preferred Stock in accordance with the provisions of the certificate of designation for the Series B Preferred Stock (the “Series B Certificate of Designation”); provided that to the extent not paid on the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”), all accrued dividends on any share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, compounding dividends until paid or converted in accordance with the terms of the Series B Certificate of Designation; provided further that the first Dividend Payment Date will commence on December 31, 2015.  All accrued and accumulated dividends on the shares of Series B Preferred Stock shall be prior and in preference to any dividend on any securities junior to the Series B Preferred Stock (the “Junior Securities”), including the Common Stock and the Series A Preferred Stock, and shall be fully declared and paid before any dividends are declared and paid, or any other distributions, repurchases or redemptions are made, on any Junior Securities, subject to certain exceptions set forth in the Series B Certificate of Designation.  Pursuant to the Series B Certificate of Designation, the Company may not issue any shares of Common Stock as dividends to holders of the Series B Preferred Stock to the extent that, upon giving effect to such issuance, the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates, including any shares of Common Stock issued upon conversion of shares of Series B Preferred Stock in accordance with the Series B Certificate of Designation, exceeds 19.99% of the Common Stock or 19.99% of the voting power of the Company (calculated in accordance with the applicable NASDAQ rules and regulations) (the “Issuance Limitation”), unless the Company obtains the requisite shareholder approval under applicable NASDAQ rules.  The Series B Certificate of Designation also provides that in addition to the dividends accruing on the Series B Preferred Stock, if the Company declares or pays a dividend or distribution on the Common Stock, the Company will simultaneously declare and pay a dividend on the Series B Preferred Stock as set forth therein.

Voting Rights. The holders of the Series B Preferred Stock have no voting rights with respect to the Series B Preferred Stock other than voting rights prescribed by law.

Certain Restrictions.  The terms of the Series B Certificate of Designation impose certain restrictions on the Company, including, among others, a restriction that, subject to certain exceptions, the Company may not, when dividends payable on the Series B Preferred Stock are in arrears, declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any Junior Securities.

Liquidation; Change of Control; Sillerman Transaction.  In the event of a Liquidation (as defined in the Series B Certificate of Designation), holders of the Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment is made to holders of any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (as defined in the Series B Certificate of Designation) of all shares of Series B Preferred Stock held by such holder.

Upon the consummation of a Change of Control (as defined in the Series B Certificate of Designation) transaction, the Series B Preferred Stock holders will, in consideration for cancellation of their shares, be entitled to the same rights such holders are entitled to upon the occurrence of a Liquidation, plus the then present value at such time of all required dividend payments due pursuant to the Series B Certificate of Designation through the date that is 18 months prior to the Initial Conversion Date (as defined below), computed using a discount rate equal to the Treasury Rate (as defined in the Series B Certificate of Designation) plus 50 basis points.

In addition, pursuant to the Series B Certificate of Designation, if a transaction occurs pursuant to which Mr. Sillerman and his affiliates become beneficial owners of the Company’s securities representing more than 50% of the voting power of the then outstanding securities of the Company (“Sillerman Transaction”), to the extent the lowest price paid for a share of Common Stock in such Sillerman Transaction is less than the Conversion Price (as defined below) in effect immediately prior to such Sillerman Transaction, the Conversion Price then in effect shall be reduced to such lowest price paid.  Subject to the terms of the indenture governing the Company’s second lien secured notes due 2019 (the “Indenture”), upon any conversion of the Series B Preferred Stock by a holder as of or following the closing of a Sillerman Transaction, such holder shall be entitled to be paid in cash, for each share of Series B Preferred Stock then converted, the then present value at such time of all required dividend payments due on such share of Series B Convertible Preferred Stock pursuant to the Series B Certificate of Designation through the date that is 18 months prior to the Initial Conversion Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points; provided, however, that the holders of the Series B Preferred Stock will not be entitled to such present value with respect to shares of Series B Preferred Stock that have not been converted.  If the cash amount required by the preceding sentence is not made as a result of a limitation in the Indenture, the Company is required to immediately issue to the relevant holder a number of shares of Common Stock with a value equal to the cash amount that has not been paid subject to the Issuance Limitation and certain other limitations set forth in the Series B Certificate of Designation, provided that the Company shall issue any shares not issued as a result of such limitations as soon as practicable when such limitations no longer would prohibit such issuance.

Optional and Automatic Conversion into Common Stock.  At any time after the Series B Issuance Date, any holder of Series B Preferred Stock has the right to convert all or any portion of the outstanding shares of Series B Preferred Stock held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Original Issue Price (ii) adding to the result all accrued and accumulated or declared and unpaid dividends on such shares to be converted, and then (iii) dividing the result by the conversion price in effect immediately prior to such conversion. The initial conversion price per share (the “Conversion Price”) is $1.75, subject to various anti-dilution adjustments as set forth in the Series B Certificate of Designation.

In addition, on the date that is 36 months from the Series B Issuance Date (the “Initial Conversion Date”) and on the date that is three, six, nine and twelve months following the Initial Conversion Date (each, an “Automatic Conversion Date”), 20% of the outstanding shares of Series B Preferred Stock held by each holder automatically converts (with all remaining outstanding shares of Series B Preferred Stock converting on the final Automatic Conversion Date) along with the aggregate accrued or accumulated and unpaid dividends on such shares to be converted into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Original Issue Price, (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares to be converted, and then (ii) dividing the result by the applicable Conversion Price then in effect.

Pursuant to the Series B Certificate of Designation, the Company shall not effect any conversion of Series B Preferred Stock (whether optional or automatic) and a holder of Series B Preferred Stock shall not have the right to convert any shares of Series B Preferred Stock to the extent that, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by a holder and its affiliates, including any shares issued as a dividend pursuant to the Series B Certificate of Designation, exceeds the Issuance Limitation, unless the Company obtains the requisite shareholder approval under applicable NASDAQ rules.

Ranking.  With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Series B Preferred Stock ranks senior to the Junior Securities.

Breaches of Obligations.  The Series B Certificate of Designation provides for certain consequences upon the occurrence of a Series B Convertible Preferred Stock Breach (as defined in the Series B Certificate of Designation and includes, among other things, the failure of the Company (i) to pay dividends when due and (ii) make any liquidation payment when due).  If a Series B Convertible Preferred Stock Breach has occurred and is continuing, the dividend rate on the Series B Preferred Stock will increase immediately by an increment of 1.5% per annum, and thereafter will automatically increase further at the end of each succeeding 90-day period following the date of the initial Series B Convertible Preferred Stock Breach by an additional increment of 1% per annum, until no Series B Convertible Preferred Stock Breach exists; provided however that in no event shall the aggregate dividend rate accruing pursuant to the Series B Certificate of Designation exceed 15% per annum.  In addition, if a Series B Convertible Preferred Stock Breach has occurred and is continuing for a period of ten days, the then current Conversion Price of the Series B Preferred Stock will be reduced immediately to 90% of the Conversion Price in effect immediately prior to such reduction.

The foregoing descriptions of the Series B Purchase Agreement and the Series B Certificate of Designation in this Current Report do not purport to be complete and are qualified in their entirety by reference to the Series B Purchase Agreement and the Series B Certificate of Designation, copies of which are filed as Exhibit 10.4 and Exhibit 3.2, respectively, to this Current Report and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report regarding the termination of the Commitment Letter is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

The Preferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration of the resale of the Preferred Shares or an applicable exemption from the registration requirements of the Securities Act. The Preferred Shares were sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Each investor provided written representations to the Company regarding its suitability to invest in the Preferred Shares, including, without limitation, a representation that such investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) promulgated under the Securities Act.  The Company did not engage in general solicitation in connection with the sale of the Preferred Shares.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

The Company continues to pursue additional marketing partnerships and expand upon its current partnerships.  In particular, the Company recently entered into a term sheet with a new business entity that will, among other things, provide certain technology and payment services to the Company in connection with the Company’s global strategic alliance with MasterCard, in exchange for certain marketing and exclusivity rights.  Under this arrangement, the Company expects to receive $25 million a year in cash for services rendered, subject to accounting revenue recognition to be determined in any given period.  The arrangement remains subject to further negotiation of key terms and the execution of definitive documentation acceptable to all parties.  The Company can make no assurances that it will be able to successfully enter into definitive documentation with this counterparty.  Mr. Sillerman is a non-controlling equity owner in the counterparty to this proposed arrangement.

A copy of the press release announcing the transactions discussed in this Current Report is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.  The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

3.1	Certificate of the Designations, Rights and Preferences of the Series A Preferred Stock of SFX Entertainment, Inc.

3.2	Certificate of Designation of Series B Convertible Preferred Stock of SFX Entertainment, Inc.

10.1	Subscription Agreement, dated as of September 17, 2015, by and between SFX Entertainment, Inc. and Sillerman Investment Company III LLC

10.2	Voting and Support Agreement, dated as of September 17, 2015, by and among SFX Entertainment, Inc., Sillerman Investment Company III LLC, ESFX LLC and Robert F.X. Sillerman

10.3	Amendment No. 1 to Voting and Support Agreement, dated as of September 22, 2015, by and among SFX Entertainment, Inc., Sillerman Investment Company III LLC, ESFX LLC and Robert F.X. Sillerman

10.4	Securities Purchase Agreement, dated as of September 17, 2015, by and among SFX Entertainment, Inc. and the purchasers set forth therein

99.1	Press release dated September 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

September 22, 2015	By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of the Designations, Rights and Preferences of the Series A Preferred Stock of SFX Entertainment, Inc.

3.2	Certificate of Designation of Series B Convertible Preferred Stock of SFX Entertainment, Inc.

10.1	Subscription Agreement, dated as of September 17, 2015, by and between SFX Entertainment, Inc. and Sillerman Investment Company III LLC

10.2	Voting and Support Agreement, dated as of September 17, 2015, by and among SFX Entertainment, Inc., Sillerman Investment Company III LLC, ESFX LLC and Robert F.X. Sillerman

10.3	Amendment No. 1 to Voting and Support Agreement, dated as of September 22, 2015, by and among SFX Entertainment, Inc., Sillerman Investment Company III LLC, ESFX LLC and Robert F.X. Sillerman

10.4	Securities Purchase Agreement, dated as of September 17, 2015, by and among SFX Entertainment, Inc. and the purchasers set forth therein

99.1	Press release dated September 17, 2015